UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 7, 2017, Avner Gal resigned as a director of the Company, effective as of April 7, 2017.  Mr. Gal’s resignation was not a result of any disagreement with the Company regarding its operations, policies or practices.

Effective April 7, 2017 (the “Gal Effective Date”), the Company and its wholly owned subsidiary, A.D. Integrity Applications Ltd. (“Integrity Israel”)), entered into a letter agreement with Avner Gal whereby Mr. Gal will separate from his employment and directorship at the Company and act as a part time consultant to the Company (the “Gal Agreement”).  Pursuant to the terms of the Gal Agreement, and as consideration for Mr. Gal’s separation from employment and services as a consultant, the Company will, among other things, (1) pay Mr. Gal an amount equal to his Salary (as defined in the Gal Employment Agreement) and other financial benefits Mr. Gal is entitled to receive under the Employment Agreement entered into by and between Integrity Israel and Mr. Gal in October 2010 (the “Gal Employment Agreement”), that would have been paid to Mr. Gal during the Notice Period (as defined in the Gal Employment Agreement), in lieu of such prior notice; (2) modify the Adjustment Period, pursuant to section 19 of the Gal Employment Agreement, to 24 Salaries (as defined in the  Gal Employment Agreement), including all the benefits mentioned in the Gal Employment Agreement, provided Mr. Gal does not work or provide services to a company in direct competition with the Company; (3) accelerate the vesting of 88,259 outstanding unvested options to purchase common stock, par value $0.001 per share, of the Company, at an exercise price per share equal to $6.25 held by Mr. Gal as of the Gal Effective Date; (4) extend the term of all outstanding options (vested and unvested) held by Mr. Gal to be exercisable for five years from the Gal Effective Date; (5) grant Mr. Gal an option to purchase up to 300,000 shares of Common Stock of the Company having an exercise price per share equal to $4.50 and an option to purchase up to an additional 50,000 shares of common stock of the Company having an exercise price per share equal to $7.75 (collectively, the “Options”). The Options shall vest monthly over a 24 months period following the date of grant. The foregoing description of the Gal Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Graham Employment Agreement

Effective April 7, 2017, the Company entered into an amendment to the employment agreement (the “Graham Employment Amendment”) with John Graham to modify the base compensation provision and the equity compensation provision under that certain Employment Agreement, dated March 20, 2017 (the “Graham Effective Date”), by and between the Company and Mr. Graham.  Pursuant to the terms of the Graham Employment Amendment, (1) Mr. Graham’s base compensation is modified such that he will receive a base salary of $500,000 per year as well as a one-time payment of $375,000 upon commencement of Mr. Graham’s employment with the Company, and (2) the vesting periods of Mr. Graham’s options to purchase Common Stock shall be modified whereby (a) 307,754 shares of Common Stock underlying Mr. Graham’s option to purchase Common Stock at an exercise price of $4.50 per share (the “$4.50 Options”) shall vest immediately, (b) 923,262 of the $4.50 Options shall vest on the six month anniversary of the Graham Effective Date, and (c) the remaining $4.50 Options as well as Mr. Graham’s remaining unvested options granted pursuant to the Graham Employment Amendment shall vest on the two (2) year anniversary of the Graham Effective Date.  The foregoing description of the Graham Employment Amendment is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Malka Employment Agreement

Effective April 7, 2017, Integrity Israel entered into an amended and restated personal employment agreement (the “Malka Employment Agreement”) with David Malka for his continued service as Vice President of Operations of the Company and Integrity Israel, effective as of March 20, 2017 (the “Malka Effective Date”).  Pursuant to the terms of the Malka Employment Agreement, Mr. Malka will (1) receive a base monthly salary of NIS 20,000 (approximately $5,480 based on an exchange rate of 3.65 NIS / 1 USD in effect on April 7, 2017), which may increase to NIS 35,000 per month (approximately $9,590 using the same exchange rate) in the event certain performance milestones are met (the “Malka Base Salary”); (2) be eligible to earn an annual performance bonus between 420-864% of the Malka Base Salary, subject to certain performance criteria to be established by the Board within the first ninety (90) days of each fiscal year; (3) be eligible to earn a retention bonus equal to 60% of the aggregate Malka Base Salary earned through the one-year anniversary of the Malka Effective Date, payable thirty days following the one-year anniversary of the Malka Effective Date and provided that Mr. Malka remains employed with Integrity Israel through and on the one-year anniversary of the Malka Effective Date; (4) receive a modification to the terms of his option to purchase Common Stock at an exercise price per share equal to $6.25 whereby the unvested portion of such options will accelerate and will be immediately exercisable, effective as of the Malka Effective Date; and (5) receive certain additional equity awards (pursuant to the Company’s 2010 Incentive Compensation Plan, as amended) under the terms and conditions as set forth in the Malka Employment Agreement.  In addition, the Malka Employment Agreement provides for the payment of certain social benefits and the use of a company car.  The Malka Employment Agreement is terminable by Integrity Israel and Mr. Malka on 90 days’ prior written notice (the “Malka Notice Period”), without Cause, or immediately by Integrity Israel for Cause (as defined in the Malka Employment Agreement). Integrity Israel may terminate Mr. Malka’s employment without Cause prior to the expiration of the Malka Notice Period, but will be required to pay Mr. Malka a severance fee equal to the Malka Base Salary plus the financial value of all other benefits Mr. Malka would have been entitled to receive in respect of the portion of the Malka Notice Period which was forfeited.  The foregoing description of the Malka Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of 2010 Incentive Compensation Plan

On April 7, 2017, the Board approved an amendment to the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan from 1,000,000 shares to 5,625,000 shares.  The foregoing description of Amendment No. 2 to the Plan is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

On April 13, 2017, the Company issued a press release announcing that it has appointed Avner Gal as Chairman Emeritus and as a member of the Company’s Scientific Advisory Board. A copy of the press release, dated April 13, 2017, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Letter Agreement, effective as of April 7, 2017, among Integrity Applications, Inc., A.D. Integrity Applications Ltd., and Avner Gal

10.2	First Amendment to Employment Agreement, effective as of April 7, 2017, between Integrity Applications, Inc. and John Graham

10.3	Amended and Restated Personal Employment Agreement, effective as of April 7, 2017, between A.D. Integrity Applications Ltd. and David Malka

10.4	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan

99.1	Press Release, dated April 13, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2017

INTEGRITY APPLICATIONS, INC.

By:	/s/ John Graham
Name: John Graham
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter Agreement, effective as of April 7, 2017, among Integrity Applications, Inc., A.D. Integrity Applications Ltd., and Avner Gal

10.2	First Amendment to Employment Agreement, effective as of April 7, 2017, between Integrity Applications, Inc. and John Graham

10.3	Amended and Restated Personal Employment Agreement, effective as of April 7, 2017, between A.D. Integrity Applications Ltd. and David Malka

10.4	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan

99.1	Press Release, dated April 13, 2017